Exhibit 99.1

Contact:	Media:	Investors:
	Tony Plohoros	John Elicker
	Communications	Investor Relations
	212-546-4379	212-546-3775
	tony.plohoros@bms.com	john.elicker@bms.com

	Jeff Schoenborn	Blaine Davis
	Communications	Investor Relations
	212-546-2846	212-546-4631
	jeffrey.schoenborn@bms.com	blaine.davis@bms.com

BRISTOL-MYERS SQUIBB CLOSES PREVISOUSLY ANNOUNCED SALE OF ITS

OTN DISTRIBUTION BUSINESS TO ONE EQUITY PARTNERS LLC

(NEW YORK, May 11, 2005) – Bristol-Myers Squibb Company (NYSE: BMY) today announced that it has completed the sale of its Oncology Therapeutics Network (OTN) distribution business to One Equity Partners LLC.

The divestiture of OTN reflects Bristol-Myers Squibb’s strategic focus on developing its pipeline and new product opportunities in disease areas of significant unmet medical need where innovative medicines can help people with serious illnesses.

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

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